EXHIBIT 5
                           ---------














































                                                            Page 51 of 57


                                        May 19, 1999



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     RE:  Cohoes Fashions, Inc. Employees'
          401(k) Savings Plan
          --------------------------------

Ladies and Gentlemen:

     I am General Counsel of Burlington Coat Factory Warehouse Corporation (the "Company"), and I have represented the Company in connection with the preparation of the Registration Statement on Form S-8 of the Company relating to 50,000 shares of Common Stock, $1.00 par value per share (the "Shares"), of the Company being registered for offer and sale pursuant to the Cohoes Fashions, Inc. Employees' 401(k) Savings Plan (the "Plan"), an employee benefit plan sponsored by the Company's wholly-owned subsidiary Cohoes Fashions, Inc. and affiliates thereof.

     I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Plan and such other corporate documents and records as I have deemed necessary in order to render the opinion set forth below.

     Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law in the State of New York and the State of New Jersey and do not purport to be expert in the laws of any jurisdiction other than the State of New York and the State of New Jersey and the federal laws of the United States, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Shares being offered under the Plan, when issued in accordance with and pursuant to the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Paul C. Tang
                                        ----------------
                                        Paul C. Tang,
                                        General Counsel

PCT/jh

                                                            Page 52 of 57


                               EXHIBIT 24.2
                               ------------





































                                                           Page 53 of 57


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Burlington Coat Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated July 28, 1998, appearing in the Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the year ended May 30, 1998.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

May 19, 1999

















                                                            Page 54 of 57


                             EXHIBIT 25
                             ----------












































                                                            Page 55 of 57


                       POWER OF ATTORNEY

          Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the "Company"), Cohoes Fashions, Inc. Employees' 401(k) Savings Plan and each
  of the   undersigned officers and directors of the Company, hereby constitute and appoint Monroe G. Milstein, Henrietta Milstein and Paul C. Tang, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities to sign, execute and affix their respective seals thereto and file any and all documents relating to the proposed registration of up to 50,000 (and such additional amounts as may be authorized by the Board of Directors of the Company from time to time) shares of Common Stock, $1.00 par value per share, that may be issued pursuant to purchases made under the Cohoes Fashions, Inc. Employees' 401(k) Savings Plan, including, without limitation, a registration statement under the Securities Act of 1933, as amended, including any amendments thereto on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be executed in counterparts.

          IN WITNESS WHEREOF, Burlington Coat Factory Warehouse
  Corporation has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of this 16th day of April, 1999.

                                          BURLINGTON COAT FACTORY
                                           WAREHOUSE CORPORATION


                                          By: /s/ Monroe G. Milstein
                                             --------------------------
                                          Monroe G. Milstein, President


  [CORPORATE SEAL]




  Attest

  /s/ Henrietta Milstein
  ----------------------
  Henrietta Milstein,
  Secretary

                                                            Page 56 of 57


     IN WITNESS WHEREOF, the following persons have executed this Power of Attorney in their respective capacities set forth below as of the 16th day of April, 1999.

   /s/ Monroe G.  Milstein                  /s/ Henrietta Milstein
   ------------------------------           ---------------------------------
  Monroe G. Milstein, Chairman              Henrietta Milstein, Vice-
  of the Board, President, and              President, Secretary and
  Chief Executive Officer                   Director
  (Principal Executive Officer)

   /s/ Andrew R.  Milstein                  /s/ Stephen E.  Milstein
  -------------------------------           ---------------------------------
  Andrew R. Milstein, Vice-                 Stephen E. Milstein, Vice-
  President and Director                    President and Director

   /s/ Mark A. Nesci                        /s/ Robert L. LaPenta, Jr.
  -------------------------------           ----------------------------------
  Mark A. Nesci, Vice-President             Robert L. LaPenta, Jr., Controller
  and Director                              (Principal Accounting Officer)

   /s/ Harvey Morgan                        /s/ Irving Drillings
  -------------------------------           ----------------------------------
  Harvey Morgan, Director                   Irving Drillings, Director


     IN WITNESS WHEREOF, the Cohoes Fashions, Inc. Employees' 401(k) Savings Plan has duly caused this Power of Attorney to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on the 16th day of April, 1999.

  By: /s/ Henrietta Milstein                By: /s/ Monroe G. Milstein
      --------------------------------          -------------------------------
      Henrietta Milstein, Trustee               Monroe G. Milstein, Trustee
      Cohoes Fashions, Inc. Employees'          Cohoes Fashions, Inc. Employees'
      401(k) Savings Plan                       401(k) Savings Plan






                                                            Page 57 of 57